UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2020
Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100
Not Applicable
(Former name or former address, if changed since last report.)
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	BASX*	The OTCQX Best Market*
* Until December 2, 2019, Basic Energy Services, Inc.’s common stock traded on the New York Stock Exchange under the symbol “BAS”. On December 3, 2019, Basic Energy Service, Inc.’s common stock began trading on the OTCQX® Best Market tier of the OTC Markets Group Inc. Deregistration under Section 12(b) of the Act became effective on March 16, 2020.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Second Lien Delayed Draw Promissory Note and Security Agreement
On October 15, 2020 Basic Energy Services, Inc., a Delaware corporation (the “Company”), entered into that certain Second Lien Delayed Draw Promissory Note, in favor of Ascribe III Investments LLC, a Delaware limited liability company (“Ascribe”), in an aggregate principal amount equal to $15,000,000 (the “Second Lien Promissory Note”). An Initial Advance (as defined in the Second Lien Promissory Note) in an amount of $7,500,000 was drawn on October 15, 2020. The Second Lien Promissory Note is secured by a second lien on certain of the Company’s existing and after-acquired property pursuant to that certain Second Lien Security Agreement, dated as of October 15, 2020, by and among the Company and certain subsidiaries of the Company in favor of Ascribe, as secured party (the “Security Agreement”), which collateral also secures the Company’s Credit Agreement (as defined below) on a first lien basis. The proceeds of the Second Lien Promissory Note will be used for general corporate and working capital purposes.
Ascribe and its affiliates collectively beneficially own 85.2% of the Company’s outstanding stock and common stock equivalents (CSEs). The Company is party to existing agreements with Ascribe which, among other things, grant Ascribe the right to designate directors for nomination for election to the Company’s board of directors. These agreements are filed as exhibits to the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.
The foregoing summaries of the Second Lien Promissory Note and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the Second Lien Promissory Note and Security Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.
Third Amendment to Credit Agreement
The Company is party to that certain ABL Credit Agreement, dated October 2, 2018 (as amended by that certain Limited Consent and First Amendment to ABL Credit Agreement, dated as of March 9, 2020 and as further amended by that certain Second Amendment to ABL Credit Agreement, dated as of June 15, 2020, the “Credit Agreement”), with the guarantors party thereto, the financial institutions party thereto and Bank of America, N.A., a national banking association (“Bank of America”), as administrative agent.
On October 15, 2020, the Company entered into that certain Third Amendment to ABL Credit Agreement by and among the Company, as borrower, the guarantors party thereto, the financial institutions party thereto and Bank of America, as administrative agent (the “ABL Amendment”), pursuant to which, among other things, the issuance of the Second Lien Promissory Note and the grant of the liens in connection therewith were permitted.
The foregoing summary of the ABL Amendment does not purport to be complete and is qualified in its entirety by reference to the ABL Amendment, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

(d)	Exhibits

Exhibit No.
10.1*	Second Lien Delayed Draw Promissory Note, dated October 15, 2020, by and between Basic Energy Services, Inc. and Ascribe III Investments LLC.
10.2*
Second Lien Security Agreement, dated as of October 15, 2020, by and among Basic Energy Services, Inc. ( the "Company"), certain subsidiaries of the Company party thereto and Ascribe III Investments LLC.

10.3
Third Amendment to ABL Credit Agreement, dated October 15, 2020, by and among Basic Energy Services, Inc. (the “Borrower”), the subsidiaries of the Borrower party thereto, the financial institutions party to the amendment constituting the Required Lenders, and Bank of America, N.A., as administrative agent for the Lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: October 21, 2020	By:	/s/ Adam L. Hurley
	Name:	Adam L. Hurley
	Title:	Executive Vice President, Chief Financial Officer
Treasurer and Secretary